Exhibit 4.5


               FORM OF PURCHASE AGREEMENT dated as of August 1, 1998, between FRANKLIN CAPITAL CORPORATION, a Delaware corporation (the "Seller"), and FRANKLIN RECEIVABLES LLC, a Delaware limited liability company (the "Purchaser").


                WHEREAS in the regular course of its business, the Seller has purchased certain non-prime motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks from motor vehicle dealers;

                WHEREAS the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement (as hereinafter defined), to Franklin Auto Trust 1998-1 (the "Trust"), which Trust will issue two classes of Asset Backed Notes (the "Notes"), which will be debt of the Trust and Certificates representing the ownership interest in the Trust (the "Certificates").


                NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                               Certain Definitions

                Terms not defined in this Agreement shall have the meaning set forth in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                "Agreement" shall mean this Purchase Agreement, as the same may be amended and supplemented from time to time.

                "Assignment" shall mean the document of assignment attached to this Agreement as Exhibit A.

                "Certificateholder" means a holder of a Certificate.

                "Closing Date" shall mean August __, 1998.

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                "Collections" shall mean all amounts collected by the Servicer
(from whatever source) on or with respect to the Receivables.

                "Computer Tape" means the computer tapes or other electronic media furnished by the Seller to the Purchaser describing certain characteristics of the Receivables.

                "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

                "Noteholder" means a holder of a Note.

                 "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

                "Prospectus" shall mean the Prospectus (as defined in the Underwriting Agreement).

                "Purchaser" shall mean Franklin Receivables LLC, a Delaware limited liability company, its successors and assigns.

                "Receivable" shall mean any Contract listed on Schedule A (which Schedule may be in the form of microfiche).

                "Repurchase Event" shall have the meaning specified in Section 6.02.

                "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of August 1, 1998, among the Trust, as issuer, Franklin Receivables LLC, as seller, and Franklin Capital Corporation, as servicer and representative, as the same may be amended and supplemented from time to time.

                "Schedule of Receivables" shall mean the list of Receivables annexed hereto as Schedule A.

                "Security Insurer" shall mean MBIA Insurance Corporation.

                "Seller" shall mean Franklin Capital Corporation., a Delaware limited liability company, its successors and assigns.

                "Underwriting Agreement" shall mean the Underwriting Agreement dated August __, 1998 between Goldman, Sachs & Co. Inc. and the Purchaser.


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                                   ARTICLE II

                            Conveyance of Receivables

                SECTION 2.01. Conveyance of Receivables. In consideration of the Purchaser's delivery to or upon the order of the Seller of $___________ the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all right, title and interest of the Seller in and to:

                (i) the Receivables, and all moneys received thereon after the Cutoff Date;

                (ii) an assignment of the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

                (iii) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

                (iv) any proceeds from any Receivables repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation and warranty in the related Dealer Agreement;

                (v) all rights under any Service Contracts on the related Financed Vehicles;

                (vi) the related Receivables Files; and

                (vii) the proceeds of any and all of the foregoing.

                SECTION 2.02.  RESERVED.

                SECTION 2.03. The Closing. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of Weil, Gotchal & Manges, 767 Fifth Avenue, New York, New York 10153 on the Closing Date, simultaneously with the closings under the Sale and Servicing Agreement.

                                   ARTICLE III

                         Representations and Warranties

                SECTION 3.01. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

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                (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

                (b) Due Qualification. The Purchaser is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                (c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by the Purchaser by all necessary action.

                (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement) nor violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                (e) No Proceedings. There are no proceedings or investigations pending or, to the Purchaser's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

                SECTION 3.02. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

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                (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser hereby and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                (v) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
        (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                (b) The Seller makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and the subsequent assignment and transfer of the Receivables pursuant to the Sale and Servicing Agreement:

             (i) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to such Receivables not be part of the Seller's estate in the event of the filing of a petition for receivership by or against the Seller under any bankruptcy law. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, free and clear of all Liens

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and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each such Receivable, free and clear of all Liens; and the transfer of the Receivables to the Purchaser has been perfected under the UCC.

          (ii) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser a perfected ownership interest in the Receivables have been made.

          (iii) Characteristics of Receivables. Each Receivable (a) was originated in the United States of America by (i) a Dealer in connection with the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, and was purchased by the Seller from such Dealer under an existing dealer agreement with the Seller or (ii) the Seller or an affiliate of the Seller in the ordinary course of its business and was fully and properly executed by the parties thereto, (b) has created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest shall be assignable by the Seller to the Purchaser, which in turn shall be assignable to the Trust, (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity, (e) provides for, in the case of a Precomputed Receivable, in the event that such Contract is prepaid, a prepayment that fully pays the Principal Balance and includes interest to the date of payment, in the month of prepayment, at the Annual Percentage Rate, and (f) has not been amended or collections with respect to which have not been waived, other than as evidenced in the Receivable File related thereto.

          (iv) Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date, and no selection procedures believed by the Seller to be adverse to the Purchaser or the Security Insurer were utilized in selecting the Receivables. The Computer Tape regarding the Receivables is true and correct in all material respects as of the close of business on the Cutoff Date.

                (v) Compliance With Law. Each Receivable complied at the time it was originated or made and at the Closing Date complies in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Rees-Levering Act, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Act, and other consumer credit laws and equal credit opportunity and disclosure laws.

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                (vi) Binding Obligation. Each Receivable represents the legal, valid and binding payment obligation in writing of the Obligor thereunder, enforceable by the holder thereof in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect related to or affecting creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                (vii) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

                (viii) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party. Immediately after the sale, assignment and transfer thereof to the Purchaser, although the Lien Certificate will not indicate the Purchaser as secured party, each Receivable will be secured by an enforceable and perfected security interest in the Financed Vehicle in favor of the Purchaser as secured party, which security interest is prior to all other Liens in such Financed Vehicle.

                (ix) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable in whole or in part unless another vehicle has been substituted as collateral securing the Receivable without any other modification to such Receivable.

                (x) No Waiver. No provision of a Receivable has been waived except as reflected in the Receivable File relating to such Receivable.

                (xi) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable.

                (xii) No Liens. The Seller has not received notice of any Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable, that are or may be prior to or equal to the Lien granted by such Receivable.

                (xiii) No Default. No Receivable has a payment that is more than 30 days delinquent as of the Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event (in any such case) permitting acceleration under the terms of any Receivable has arisen as of the Cutoff Date; and the Seller has not waived and shall not waive any of the foregoing. For purposes of this clause
(xiii), a Receivable is considered 30 days delinquent as of the end of the month


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following the date on which a second consecutive Scheduled Payment has not been made. As of the Closing Date no Receivable has had an uncured first payment default.

                (xiv) No Bankruptcies. No Obligor on any Receivable was noted in the related Receivable File as having filed for bankruptcy in a proceeding which remained undischarged as of the Cutoff Date.

                (xv) No Repossessions. As of the Cutoff Date no Financed Vehicle securing any Receivable is in repossession status.

                (xvi) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

                (xvii) Insurance. The Seller, in accordance with its customary procedures, has determined that the Obligor, at the time the Receivable was originated, obtained physical damage insurance covering the Financed Vehicle and under the terms of the Receivable the Obligor is required to maintain such insurance.

                (xviii) Lawful Assignment. No Receivable has been originated in, or as of the Cutoff Date is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or this Agreement is unlawful, void or voidable.

                (xix) No Insurance Premiums. No portion of the Principal Balance of any Receivable included amounts attributable to the payment of any physical damage or theft insurance premium.

                (xx) One Original. There is only one original executed copy of each Receivable.

                (xxi) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule B.

                (xxii) Computer Records. As of the Closing Date, the accounting and computer records relating to the Receivables of the Seller will have been marked to show the absolute ownership by the Purchaser of the Receivables.

                (xxiii) Maturity of Receivables. Each Receivable has a final maturity date not later than _______; each Receivable has an original term to maturity of not more than __ months; the weighted average original term of the Receivables is _____ months; and the weighted average remaining term of the Receivables is ____ months as of the Cutoff Date. No Receivable shall have a remaining term to maturity in excess of __ months except ____% of the Aggregate Principal Balance of the Receivables represent Receivables with remaining terms to maturity of up to __ months.


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                (xxiv) Financing. Approximately ___% of the aggregate principal balance of the Receivables, represent new vehicles; the remainder of the Receivables represent used vehicles; approximately ___% of the aggregate principal balance of the Receivables represent Precomputed Receivables and the remainder of the Receivables represent Simple Interest Receivables; ___% of the Receivables which are Precomputed Receivables are Rule of 78s Receivables. The aggregate Principal Balance of the Receivables is $_______.

                (xxv) APR. The weighted average Annual Percentage Rate of the Receivables as of the Cutoff Date is approximately ___%. Each Receivable has an APR equal to or greater than ___%.

                (xxvi) Number. There are ___ Receivables.

                (xxvii) Balance. Each Receivable has a remaining principal balance of not less than $____ and not more than $____; the average Principal Balance of the Receivables is $______.

                (xxviii) Adverse Selection. No selection procedures adverse to the Noteholders or the Certificateholders or the Security Insurer were utilized in selecting the Receivables from those owned by the Servicer which met the selection criteria contained in the Sale and Servicing Agreement.

                (xxix) Taxes. To the best knowledge of the Seller, there are no state or local taxing jurisdictions which have asserted that nonresident holders of certificates in, or notes issued by, a trust which holds assets similar to the assets to be held by the Trust are subject to the jurisdiction's income or other taxes solely by reason of the location in the jurisdiction of the Owner Trustee, the Seller, the Servicer, the Representative, the obligors on or the assets securing the Receivables held by the Trust, or the issuer of a financial guaranty insurance policy.


                                   ARTICLE IV

                                   Conditions

                SECTION 4.01. Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

                (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.


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                (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that receivables created in connection with the Receivables have been sold to the Purchaser pursuant to this Agreement, and deliver to the Purchaser the Schedule of Receivables certified by the Chairman, the President, a Vice President or the Treasurer to be true, correct and complete.

                (c)      Documents To Be Delivered by the Seller at the Closing.

                (i) The Assignment. At the Closing, the Seller will execute and deliver an Assignment. The Assignment shall be substantially in the form of Exhibit A hereto.

                (ii) Evidence of UCC Filing. On or prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-l financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, describing the Receivables and the other property included in the Trust Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

                (iii) Other Documents. Such other documents as the Purchaser may reasonably request.

                (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date, shall be consummated on such date.

                SECTION 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

                (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                (b) Receivables Purchase Price. On the Closing Date, the Purchaser shall have delivered to the Seller the purchase price specified in
Section 2.01 of this Agreement.

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                                    ARTICLE V

                             Covenants of the Seller

                The Seller agrees with the Purchaser as follows; provided, however, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

                SECTION 5.01. Protection of Right, Title and Interest. (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other property included in the Trust Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other property included in the Trust Property. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

                (b) Name Change. Within 15 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph
(a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of any such change, and no later than 5 days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's interest in the property included in the Owner Trust Estate.

                SECTION 5.02. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement, the Seller will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables, and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section shall terminate upon the termination of the Trust pursuant to the Sale and Servicing Agreement.

                SECTION 5.03. Chief Executive Office. During the term of the Receivables, the Seller will maintain its chief executive office in Utah.

                SECTION 5.04. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

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                                   ARTICLE VI

                            Miscellaneous Provisions

                SECTION 6.01. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

                SECTION 6.02. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trust, the Trustee, the Noteholders, the Certificateholders and the Security Insurer that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.02(b) shall constitute events obligating the Seller to repurchase Receivables hereunder ("Repurchase Events"), at the Purchase Amount from the Purchaser or from the Trustee. The repurchase obligation of the Seller shall constitute the sole remedy to the Purchaser, the Trust, the Trustee, the Noteholders or the Certificateholders against the Seller with respect to any Repurchase Event.

                SECTION 6.03. Purchaser Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

                SECTION 6.04.  [Reserved]

                SECTION 6.05. Trust. The Seller acknowledges and agrees that (a) the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust, and (b) the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including those under
Section 6.02, are intended to benefit the Trust, the Noteholders, the Certificateholders and the Security Insurer. The Seller hereby consents to all such sales and assignments.

                SECTION 6.06. Amendment. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by the Seller and the Purchaser, without the consent of the Noteholders, but with the consent of the Security Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that such amendment will not, in the Opinion of Counsel satisfactory to the Trustee, materially and adversely affect the interest of any Noteholder. This Agreement may also be amended by the Seller and the Purchaser, with prior written notice to the Rating Agencies, with the consent of the holders of Notes evidencing at least a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders and with the consent of the Security Insurer; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of Noteholders or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.

                SECTION 6.07. Accountants' Letters. (a) ________ will review the characteristics of the Receivables described in the Schedule of Receivables set forth as a Schedule hereto and will compare those characteristics to the information with respect to the Receivables contained in the Offering Documents;
(b) the Seller will cooperate with the Purchaser and ______ in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in clause (a) above and to deliver the letters required of them under the Underwriting Agreement; (c) _______ will deliver to the Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus and with respect to such other information as may be agreed in the form of letter.

                SECTION 6.08. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or any Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                SECTION 6.09. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to 47 West 200 South, Suite 500, Salt lake City, UT 84101, Attention: _______, (b) in the case of the Purchaser, to 47 West 200 South, Suite 500, Salt lake City, UT 84101, Attention:
_______, (c) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (d) in the case of Standard & Poor's, to Standard & Poor's Corporation, 26 Broadway (20th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department; (e) in the case of the Security Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attn: Insured Portfolio Management (IPM-SF), or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                SECTION 6.10. Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

                SECTION 6.11. Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.03.

                SECTION 6.12. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under the Sale and Servicing Agreement or as required by any of the foregoing or by law.

                SECTION 6.13. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

                SECTION 6.14. GOVERNING LAW. THIS AGREEMENT AND THE ASSIGNMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER OR THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                SECTION 6.15. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                SECTION 6.16. Third Party Beneficiary. The Security Insurer is an express third party beneficiary of this Agreement.

                SECTION 6.17. No Proceedings. So long as this Agreement is in effect, and for one year following its termination, the Seller agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy law or similar law against the Purchaser.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.



                                          FRANKLIN RECEIVABLES LLC

                                          By: __________________________
                                              Name:
                                              Title:



                                          FRANKLIN CAPITAL CORPORATION

                                          By: __________________________
                                              Name:
                                              Title:

                                                                     EXHIBIT A


                                   ASSIGNMENT

                For value received, in accordance with the Purchase Agreement (the "Purchase Agreement") dated as of August 1, 1998, between the undersigned and Franklin Receivables LLC (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned in and to (i) the Receivables and all monies received thereon, on or after the Cutoff Date; (ii) the security interest of the Seller in the Financed Vehicles granted by the Obligors pursuant to the and any other interest of the Seller in such Financed Vehicles; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life or disability insurance policies relating to the Financed Vehicles or Obligors; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary procedures that eventual payment in full is unlikely; (v) all rights under any Service Contract on the related Financed Vehicles; (vi) the related Receivables Files; and (vii) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement. The undersigned acknowledges and agrees that the Purchaser may further assign the items enumerated in clauses (i) through (vii) above to Franklin Auto Trust 1998-1 which may in turn assign its interests in the items in (i) through (vii) to ____________, as trustee (the "Trustee") for the benefit of the Noteholders and the Security Insurer and that the Trustee will have the right to enforce any of the rights of the Purchaser under the Purchase Agreement.

                Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of August 1, 1998.

                                        FRANKLIN CAPITAL CORPORATION


                                        By: _____________________________
                                            Name:
                                            Title:

                                                                   SCHEDULE A





                             Schedule of Receivables

                      [Delivered to the Trustee at Closing]

                                                                    SCHEDULE 1





                          Location of Receivable Files
                          ----------------------------



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